SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

CASI PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-20713	58-1959440
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(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

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(Address of principal executive offices)

20850

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(Zip code)

(240) 864-2600

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2018, CASI Pharmaceuticals, Inc., a Delaware corporation (“CASI” or the “Company”), announced that it had entered into framework agreements to establish a joint venture to build and operate a manufacturing facility in the Wuxi Huishan Economic Development Zone (“Development Zone”) in Jiangsu Province, China (the “Joint Venture”). Under the terms of the agreements, within 60 days, CASI and Wuxi Jintou Huicun Investment Enterprise (Limited Partnership), a limited partnership organized under Chinese law (“Wuxi LP”), will establish the Joint Venture. Wuxi LP has agreed to contribute the equivalent in RMB of USD $20 million in cash for 20% of the equity of the Joint Venture. CASI will invest, over time, $80 million, accounting for 80% of the equity in the Joint Venture. CASI’s investment will consist of (i)  $21 million in cash within three months of the date of the establishment of the Joint Venture, (ii) a transfer of selected ANDA products valued at $30 million, and (iii) an additional $29 million cash payment within three years from the date of establishment of the Joint Venture.

The Joint Venture will be provided with a parcel of land and entitled to use two existing building structures in the Development Zone. Upon the build-out, construction and receipt of licensing approvals, these structures will house the Joint Venture’s cGMP manufacturing facility. In addition, the Joint Venture will receive transfer, construction, rent and other concessions and subsidies. After an initial term of 60 months, the Joint Venture will have an opportunity to purchase the property at a price to be determined in the future. CASI has agreed to pay RMB 398,640 for a performance bond covering completion of the project.

In addition to the above, the Development Zone has agreed to provide the Joint Venture with certain financial subsidies and administrative support. The Joint Venture also is eligible for additional financial incentives in connection with the manufacturing, regulatory approval, and marketing of its drugs.

The foregoing descriptions of the agreements do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such agreements that will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

A copy of the press release of the Company announcing the agreements is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

Any statements in this Form 8-K that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: risks relating to interests of the Company’s largest stockholders that differ from our other stockholders; the difficulty of executing our business strategy in China; the risk that the Company will not be able to effectively select, register and commercialize products from our recently acquired portfolio of abbreviated new drug applications (ANDAs); the Company’s lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of the Company’s products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); the Company’s inability to finalize the definitive agreements contemplated by the framework agreements or to ensure the performance of the counter-parties thereto; the Company’s inability to predict when or if our product candidates will be approved for marketing by the China Food and Drug Administration authorities; the Company’s inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of the Company’s common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with the Company’s product candidates; risks associated with any early-stage products under development; risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of the Company’s products; and the Company’s dependence on third parties. Such factors, among others, could have a material adverse effect upon the Company’s business, results of operations and financial condition. The Company caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect the Company’s business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release dated November 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Cynthia W. Hu
Cynthia W. Hu
COO, General Counsel & Secretary

November 20, 2018